UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                               (Amendment No. 1)*

                          Life Medical Sciences, Inc.
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                                (Name of Issuer)

                    Common Stock, par value $.001 per share
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                         (Title of Class of Securities)

                                   53215M 101
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                                 (CUSIP Number)

      Herbert Moskowitz, 616 Washington Court, Guilderland, New York 12084
            (518) 456-1876, with a copy to Irwin M. Rosenthal, Esq.,
 Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112
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                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                                 March 21, 1995
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             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box |_|.

Check the following box if a fee is being paid with the statement |_|. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                Page 1 of 4 pages

                                  SCHEDULE 13D

CUSIP NO. 53215M 101                                          Page 2 of 4 Pages
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 1  NAME OF REPORTING PERSON
    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS

    Herbert Moskowitz
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 2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                    (a) |_|
                                                                         (b) |x|
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 3  SEC USE ONLY
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 4  SOURCE OF FUNDS*

    N/A
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 5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
    TO ITEMS 2(d) or 2(e)                                                    |_|
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 6  CITIZENSHIP OR PLACE OF ORGANIZATION

    United States
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               7   SOLE VOTING POWER 540,127 shares of Common Stock (includes
                   147,430 shares of Common Stock issuable upon exercise of
                   49,110 Class A Warrants and 49,110 Class B Warrants
                   (including 49,110 Class B Warrants underlying such Class A
                   Warrants) and 150,000 shares of Common Stock underlying
                   currently exercisable options).
              ------------------------------------------------------------------
               8   SHARED VOTING POWER 857,500 shares of Common Stock which
 NUMBER OF         represents shares of Common Stock owned of record by Magar
   SHARES          Inc., in which the reporting person is an officer, director
BENEFICIALLY       and principal stockholder.
  OWNED BY    ------------------------------------------------------------------
  REPORTING    9   SOLE DISPOSITIVE POWER 540,127 shares of Common Stock
   PERSON          (includes 147,430 shares of Common Stock issuable upon
    WITH           exercise of 49,110 Class A Warrants and 49,110 Class B
                   Warrants (including 49,110 Class B Warrants underlying such
                   Class A Warrants) and 150,000 shares of Common Stock
                   underlying currently exercisable options)
               -----------------------------------------------------------------
               10  SHARED DISPOSITIVE POWER 857,500 shares of Common which
                   Stock represents shares of Common Stock owned of record by Magar Inc., in which the reporting person is an officer, director and principal stockholder.
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11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

    1,397,627 shares of Common Stock
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12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES*    |_|
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13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 30.3%

    Based upon 4,308,695 shares of Common Stock outstanding, which is the total number of shares outstanding as at February 27, 1995, as indicated by American Stock Transfer & Trust Company, the Company's transfer agent, together with 297,430 shares of Common Stock underlying currently exercisable Class A Warrants and Class B Warrants (including Class B Warrants underlying such Class A Warrants) and underlying currently exercisable options.
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14  TYPE OF REPORTING PERSON*

                                       IN
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                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
      INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION.

                                                               Page 3 of 4 pages


      This Amendment No. 1 to the statement on Schedule 13D (as defined below) supplements the statement on Schedule 13D relating to the event date of February 23, 1995 (the "Schedule 13D") by Herbert Moskowitz (the "Reporting Person"), relating to the common stock, $.001 par value per share (the "Common Stock") of Life Medical Sciences, Inc. (the "Company").

Item 5. Interest in Securities of the Issuer.

      Item 5(a) of the Schedule 13D is hereby supplemented as follows:

      (a) See the responses set forth in Items 11 and 13 on page 2 for information relating to beneficial ownership of Common Stock of the Company by the Reporting Person. Of the shares listed therein, 150,000 shares are subject to issuance upon exercise of options granted on March 21, 1995 to the Reporting Person under the Company's 1992 Stock Option Plan (as amended). Such options are fully vested and currently exercisable at a per share price of $2.66, the fair market value on the date of grant, and expire in March 2000.

                                                               Page 4 of 4 pages


Signature

      After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Amendment is true, complete and correct.

Dated: April 26, 1995


                              /s/ Herbert Moskowitz
                              ----------------------
                                  Herbert Moskowitz